Exhibit 31.2

CERTIFICATIONS

Chief Financial Officer

I, Manmeet S. Soni, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of ARIAD Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Executive Vice President,
Chief Financial Officer and Treasurer
Date: February 13, 2017		(Principal financial officer and chief accounting officer)